            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
--------------------------------------------

                                                                Give the
For this type of account:                                       SOCIAL SECURITY
                                                                number of --

-------------------------------------------------------------------------------------

 1.  An individual's account                                    The individual
 2.  Two or more individuals (joint                             The actual owner of
     account)                                                   the account or, if
                                                                combined funds,
                                                                any one of the
                                                                individuals(1)
 3.  Husband and wife (joint account)                           The actual owner of
                                                                the account or, if
                                                                joint funds, either
                                                                person(1)
 4.  Custodian account of a minor                               The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)                            The adult or, if the
                                                                minor is the only
                                                                contributor, the
                                                                minor(1)
 6.  Account in the name of guardian                            The ward, minor, or
     or committee for a designated                              the incompetent
     ward, minor, or incompetent                                person(3)
     person
 7.  a. The usual revocable savings                             The grantor-
            trust account (grantor is also                      trustee(1)
            trustee)
     b. So-called trust account that is                         The actual owner(1)
                  not a legal or valid trust under
                  State law

--------------------------------------------
------------------------------------------

                                                               Give the EMPLOYER
For this type of account:                                      IDENTIFICATION
                                                               number of --

--------------------------------------------------------------------------------------

 8. Sole proprietorship account                                The owner(4)
 9. A valid trust, estate, or pension                          The legal entity (do
      trust                                                    not furnish the
                                                               identifying number
                                                               of the personal
                                                               representative or
                                                               trustee unless the
                                                               legal entity itself is
                                                               not designated in
                                                               the account title.)(5)
10. Corporate account                                          The corporation
11. Religious, charitable, educational                         The organization
               or other tax-exempt organization
               account
12. Partnership account held in the                            The partnership
                name of the business
13. Association, club, or other tax-                           The organization
                 exempt organization
14. A broker or registered nominee                             The broker or
                                                               nominee
15. Account with the Department                                The public entity
            of Agriculture in the name of a
            public entity (such as a State
            or local government, school
            district, or prison) that receives
            agricultural program payments

------------------------------------------
(1) List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: Ifno name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2


Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempt from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a), of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(7).
 . The United States or any agency or instrumentalities.
 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S., the
   District of Columbia or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
 . A futures commission merchant registered as such with the Commodity Futures
   Trading Commission.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Section 404(k) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852 of the Code).
 . Payments described in Section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under Section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR W-8ECI (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050(A) of the Code and the regulations promulgated thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% (30.5% as of August 7, 2001) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.-- Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.